Exhibit 99.1

Event ID: 139328422003

Event Name: Verizon Communications Inc to Acquire Frontier Communications Parent Inc Call

Event Date: 2024-09-05T12:00:00 UTC

P: Operator;;

C: Brady Connor;Verizon Communications Inc;Senior Vice President

C: Hans Vestberg;Verizon Communications Inc;Chairman of the Board, Chief Executive Officer

C: Anthony Skiadas;Verizon Communications Inc;Chief Financial Officer

C: Sowmyanarayan Sampath;Verizon Communications Inc;Executive Vice President and CEO of Verizon Consumer Group (VCG)

C: Joseph Russo;Verizon Communications Inc;Executive Vice President and President - Global Networks and Technology

P: John Hodulik;UBS;Analyst

P: Simon Flannery;Morgan Stanley;Analyst

P: James Schneider;Goldman Sachs;Analyst

P: Bryan Kraft;Deutsche Bank;Analyst

P: Frank Louthan;Raymond James;Analyst

P: Craig Moffett;MoffettNathanson;Analyst

P: Timothy Horan;Oppenheimer;Analyst

Operator^ Good morning, and welcome to the Verizon conference call following the announcement of the acquisition of Frontier Communications. (Operator Instructions) Today’s conference is being recorded. If you have any objections, you may disconnect at this time.

It is now my pleasure to turn the call over to your host, Mr. Brady Connor, Head of Investor Relations.

Brady Connor^ Good morning, everyone. Thank you for joining us on such short notice. I’m Brady Connor, Head of Investor Relations. I’m joined today by our Chairman and Chief Executive Officer, Hans Vestberg; and our Chief Financial Officer, Tony Skiadas. We also have Sampath, Kyle, and Joe, the heads of our consumer, business, and network teams on the line with us that they can be in a position to respond to your questions.

Before we begin, I’d like to draw your attention to our safe harbor statement, which can be found on slide 2 of the presentation. Information in this presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. Discussions of factors that may affect future results are contained in Verizon’s filings with the SEC, which are available on our Investor Relations website.

In connection with the proposed transaction that we will discuss today, Verizon may be deemed to be a participant in the solicitation of Frontier stockholders. Information about our direct and indirect interest in the proposed transaction will be included in the proxy statement that Frontier will file with the SEC and send to its stockholders.

With that, I’ll turn the call over to Hans.

Hans Vestberg^ Thank you, Brady, and thank you, everyone, for joining us at the short notice. I’m going to start on slide 3. Today, we announced that we have agreed to acquire Frontier Communications in an all-cash transaction valued at $20 billion. At closing, this acquisition will significantly expand Verizon’s fiber footprint, accelerating our delivery of premium mobility and broadband services to current and new customers. It will also power Verizon’s intelligent Edge network for digital innovation like AI and IoT.

It’s important to note that everything we’re talking about today is 100% aligned with our core strategy to grow connections and value of customer relationship at the highest return on investment, and is aligned to our three financial pillars: grow service revenue and expand EBITDA and free cash flow. We have been on a journey focused on executing on our strengths while leading the industry and expanding options for both our consumers and business customers. Acquiring Frontier and its fiber assets is an important next step for us.

Verizon has always been customer-first, and this announcement is about the customer. Connectivity is essentially in nearly every part of our lives and work and no one delivers better than Verizon. We offer more choice, flexibility and value, and we continuously look for ways to provide the best product and network experience as we bolster our position as a provider of choice.

Let me take you through why we’re confident Frontier brings strategic customer and financial benefits. To start, we’re expanding Verizon’s addressable market. We’ll be able to provide our award-winning fiber services to more consumers and small businesses in more markets. We are also strengthening our position and product differentiation in mobility and home by uniting Frontier’s premium broadband offering with Verizon’s premium mobile offering. We were able to build deeper relationship with our customers.

Verizon will also extend our premium offerings and experiences to Frontier’s customers as part of this transaction. This means that those customers previously outside Verizon’s fiber footprint are expected to gain more choice and access to Verizon’s premium mobility, home internet, streaming, and connected home offerings at close.

Verizon is one of the original fiber players. This month marked the 20 years of Fios and no one does it better. Adding the Frontier network to our best-in-class Fios offering is a combination that can’t be beat. We already have a rapidly growing customer base in fixed wireless access. We have the best mobility customer base in the industry. Now we’re adding size and scale to our best-in-class fiber offering.

Finally, the acquisition delivered substantial financial benefits. It is expected to be accretive to our revenue and adjusted EBITDA growth at close and to deliver significant cost synergies and maintain our strong balance sheet and capital allocation priorities. We see tremendous opportunity with Frontier as part of our team. The nation’s best carrier is adding more size and scale to its fiber portfolio to pair with our rapidly growing fixed wireless access customer base. With unparalleled strength in broadband and wireless, the best wireless network and the best customer base, we are differentiated from our competitors in a significant way.

Moving to slide 4. You can see the combined coverage map with Verizon and Frontier together. Over the past 10 years, Frontier has transformed itself into a cutting-edge fiber network provider. It has invested $4.1 billion over approximately four years in upgrading its network and replacing antiquated copper lines. Today, Frontier derives more than 50% of its revenue from fiber products. It also maintains a Net Promoter Score six times higher than the closest cable competitor.

Frontier fiber meets Verizon’s award-winning fiber standards. This means that, together, Verizon and Frontier have a combined 25 million fiber passings in 31 states and Washington, DC, with networks that can immediately be integrated after closing. You can see on the slide that acquiring Frontier will give Verizon access to high-quality customer base in markets nationwide that are highly complementary with our Northeast and Mid-Atlantic focus.

In addition, Frontier intends to maintain its plan to build out 2.8 million passings and reach its goal of 10 million locations by 2026. As we look to increase the reach of our products and services, Verizon is well positioned with stores throughout the Frontier territory. This means that in addition to offering our fiber services, we will also be able to sell and service our new customers locally.

We have been strategically focused on our core mobility and broadband offerings. You can see that we’ve taken a number of steps to reach this point, expanding and adapting the core of our business, mobility and broadband, through both inorganic and organic growth.

We have built a network called the Verizon intelligent Edge network for wireless residential and business services to expand our network reach. We entered a value mobility market in a big way through our acquisition of TracFone in 2021. We have invested to improve our core mobility business, and we innovated in broadband to deliver choice, flexibility, and value for our home and mobile customers. Upon close, we will have the capability to accelerate our premium broadband across the nation to 1 million more customers, reinforcing our unique position in mobility and broadband.

Turning to slide 6. You can see on the left how fiber and fixed wireless access are winning in the market. Fiber and fixed wireless access has added well over 100% of the industry’s net add growth over the last five quarters. With Frontier’s fiber added to our portfolio, we will be the only carrier that will have size and scale in both fiber and fixed wireless access. Today, Verizon and Frontier have approximately 10 million fiber customers across 31 states and Washington, DC, with fiber network passing approximately 25 million premises and both companies expect to increase their fiber penetration between now and closing.

Fiber clearly continues to outperform cable and drive better NPS; you can see that in the statistics on the page. In addition, our fixed wireless access offering covers 60 million households, providing even more choice and connectivity for all customer segments. Between the best network, the best customer base, and scale in fiber and fixed wireless access, we have the strongest, most differentiated offering among our competitors.

Moving now to slide 7. We have the opportunity to unite Frontier’s premium broadband offering with Verizon’s premium mobile offering. This is a powerful and very strategic combination. Our team has demonstrated we can create value through mobile and home convergence in the Fios base. Frontier expands our fiber footprint in 22 new states to benefit customers, allowing us to extend our offerings, choices, and experience to Frontier’s customers.

At the same time, we’re expanding our addressable markets for customers that will benefit from exclusive value with our premium mobility, home internet, streaming, and connected home offerings. Altogether, this will grow and strengthen customer relationships and further improve our competitive positions. It’s proven that joint mobile and fiber home customers show increased loyalty and have improved rate of churn by approximately 50% for postpaid mobility. After closing, we expect to drive improved subscriber economics in Frontier’s broadband business and have an estimated 1 million joint subscriber opportunity.

Now I hand it to Tony to walk through the transaction details and the financial highlights.

Anthony Skiadas^ Thanks, Hans, and good morning. Let’s go to slide 8. In terms of deal structure, we are acquiring Frontier for $38.50 per share in cash, representing an enterprise value of $20 billion. We expect to refinance Frontier’s existing debt and inherent its existing net operating tax losses. The acquisition is expected to be accretive to revenue and adjusted EBITDA growth rates upon closing and accretive to EPS beginning in 2027. We see at least $500 million in run rate operating cost synergies expected to be realized by year three. The transaction is expected to close in approximately 18 months and is subject to a Frontier shareholder vote, customary closing conditions, and regulatory approvals.

With respect to the balance sheet, we expect a modest increase in our net unsecured debt to adjusted EBITDA ratio of approximately 0.2 times to 0.3 times at closing. Our capital allocation priorities have not changed. Today, we are announcing a significant investment in the business with the acquisition of Frontier. Yesterday, we increased the dividend for the 18th consecutive year, and we continue to focus on paying down debt. Once we have satisfied the first three priorities, we said we would consider buybacks. As you saw in the release, we also reaffirmed our full-year guidance for 2024.

Now turning to slide 9. We see significant opportunities to realize synergies as part of this acquisition. We are confident in at least $500 million of run rate operating cost synergies by year three. We expect to achieve these synergies from several sources, including network integration, third-party contract synergies and customer experience improvements, go-to-market savings on marketing and advertising as well as increased efficiencies, and savings from duplicative functions and other efficiencies in wholesale and small business groups. We also believe there will be opportunity to generate revenue from mobile and home conversions, including cross-selling benefits.

Before we open the call to Q&A, I’ll turn it back to Hans for some final remarks.

Hans Vestberg^ Thanks, Tony. This is an exciting time for us at Verizon. Nobody manages a network like we do, and nobody is better positioned to deliver the connectivity services consumers and businesses need in nearly every part of life and work. We power and empower where people live, work, and play, and this transaction is about providing customers with more choice, flexibility, and value with the best products and network experience.

We’re confident that Frontier brings strategic customer and financial benefits, aligning with Verizon’s customer-first focus. This transaction builds on hard work over many years from our incredible Verizon team. And we look forward to welcoming Frontier and their customers to the Verizon family.

With that, I hand it back to Brady for Q&A.

Anthony Skiadas^ Brad, we’re ready to take the first question.

+++ q-and-a

Brady Connor^ (Operator Instructions) John Hodulik, UBS.

John Hodulik^ Congrats on the deal. Two questions, if I could. First, can you talk about any penetration upside you guys forecast in the fiber region given the ability now to sell wireless bundles plus the distribution of the Verizon stores and the branding? So that’s number one. And then number two, you guys have sort of suggested this in the past, Sampath was talking about yesterday, 400,000 to 500,000 homes passed per year in region with fiber. Any possibility that given the bigger platform and the bigger scale that you guys could go faster than you’re currently doing in region at this point?

Hans Vestberg^ Thank you, John. I will start and taking the second question, and then I will ask Sampath to answer the first question. Regarding the 400,000 to 500,000, that’s where the Fios footprint has been going on for quite a while, and that’s the plan for this year, as we said. We have to come back what we do in the future. But again, it’s a great asset. Wherever we deploy, we have very high penetration share and a very good return on investment. So we will come back to that when we take our next steps with our broadband strategy.

Sampath?

Sowmyanarayan Sampath^ Thank you, Hans. In markets where we have Fios today, our wireless share tends to be 400 to 500 basis points higher than when we don’t have Fios in this market. Over a period of time, once we close, we expect our wireless share in the Frontier markets to grow up that level as we kind of bring our two bases together.

On fiber penetration, we will bring the power of the Verizon retail fleet to bear and our distribution in the Frontier markets. And with that, you’re going to see higher penetration pretty soon once we close on the transaction.

Operator^ Simon Flannery, Morgan Stanley.

Simon Flannery^ Hans, I wonder if you could answer the question why now. In the past, you’ve talked about a national broadband strategy, but it generally involves fiber in region and fixed wireless out of region. Has there been any change in your perspective on the role of fixed wireless and it’s plays there? Or is it just your success in the convergence that has led you to make this move here today? And then Tony, thanks for the synergy information. Could you get a little bit more specific on some of the big buckets within that $500 million number? And any cost to achieve on that as well?

Hans Vestberg^ Thank you, Simon. Now on the fixed wireless access, there is no change on our strategic view on that. It’s a great product, very high NPS, very differentiated with self-install, and that we will continue with. And as we’ve said so many times before, Joe and the team and I have agreed that when we deploy the C-band, we put mobility as the number one priority, and then fixed wireless access opportune comes along with it. And you will have seen through the years right now how great that has been both from the business side with Kyle, but also, of course, on the consumer side. And that will continue to and create opportunities across because we want to create this optionality that we have with my home. We have different type of opportunities with fiber, different opportunities with fixed wireless access for different type of customers. And then we have our streaming services on top of that.

On top of that, we have in-home offerings, everything from insurance, et cetera. So it’s a way for us to continue to give more value to our customers. And that we’re going to apply in this case as well. So nothing changes in our strategy that we laid out a couple of years ago where we built one network, try to get as many profitable connections on top of it, and then we have different access technologies for different types of customers in different moments. So that has not changed.

But a little bit changed is, of course, that we saw a build versus buy here. We could have continued to build with our fiber outside the ILEC, but the economics of this deal and the time to market was, of course, very, very appealing for us. So that’s what it is and the team has done a great job. And of course, just as I said earlier today, when I talk to people, these assets were, of course, Verizon’s. Some of them, at least from the beginning, my predecessor took the right decision to divest them. They were basically a copper-based asset by then. We needed to invest in other areas, which we did during that time. Now we’re taking this asset back in a totally different shape with strong fiber footprint. So nothing changed in the strategy of fixed wireless access standard.

Tony?

Anthony Skiadas^ Yes, sure, Simon. So on the synergies, a few points here. So we said in the prepared remarks that the deal is accretive to both revenue and EBITDA growth upon closing. And we also said it’s accretive to EPS and free cash flow in the first year (sic) [company clarification: in 2027]. Obviously, there’s cost to achieve in year one.

In terms of the synergies, we said at least $500 million of OpEx run rate synergies, and we’re very confident in the synergy goal. And obviously, we’ll push for more. In terms of the composition, roughly half of it is the network. If you think about access costs, if you think about transport, that’s about half of it. And the other half is really around go-to-market. If you think about marketing, advertising and customer experience improvement. And obviously, there’ll be some redundant costs as well. But that’s where we are at this point.

Simon Flannery^ Great. And then just one follow-up on BEAD. Does anything change with Frontier’s BEAD strategy as a result of this?

Hans Vestberg^ No. Based on this, the only thing we can confirm that — their plans to add 3 million passings in the next 1.5 year to ‘26, that we’ll continue, that we support it.

Operator^ Jim Schneider, Goldman Sachs.

James Schneider^ I was wondering if you could comment first on, ultimately, once you have the combined footprint of 25 million fiber passings, what do you think is your ultimate ambition in terms of overall fiber front, how big can you make that footprint over the long term, say, by 2030?

And then separately, if you look forward and think about the balancing of your CapEx priorities between fixed wireless or overall wireless and fiber, would you provide — basically lend any more weight to fiber investment relative to wireless on a go-forward basis?

Hans Vestberg^ Thank you for the question. As we estimate right now, we will have 30 million plus (sic) [company correction: 27 million to 28 million] passings when this closes, we estimated 18 months. And there on what’s going to happen after that, we will, of course, continue to be competed on fiber. But I have nothing to disclose right now. We will do after that. But clearly, fiber has been important. Verizon was first to the market with the Fios product, which is doing the 20 years anniversary right now, which is just amazing. So we are very committed to that.

But we’re also very committed to fixed wireless access. That’s the whole sort of recipe for Verizon strategy. We will give choice to customers, and we will have it. And we build the networks once. And on top of that, we now have owner’s economics on everything: mobility, fixed wireless access, and fiber. So that scale and distribution, nobody has. And that’s why we see this as fitting in so well with our strategy.

Operator^ Sebastiano Petti, JPMorgan.

Sebastiano Petti^ Just wanted to follow up on the regulatory process. 18 months seems a little bit on the outside of how we have been thinking about it. I mean, what are the long poles in the tent there as we should be thinking about that, and why perhaps 18 months relative to what we’ve seen in the past with TracFone and last time when you divested the Frontier was, I think, about a year or so?

And then, anything to think about — Sampath, you talked about the market share increase being commensurate with your current fiber footprint. It seems as though now fiber may have a larger part of your long-term convergence strategy. Help us think about what does that mean from a promotional intensity perspective or go to market? I mean, is it more about plugging in the fiber passing on the Frontier base into, what, the Verizon flywheel? Or should we think about changes to your go-to-market strategy, as I think Hans in the past, you’ve talked about putting one product versus together with another doesn’t necessarily mean you need to discount both for convergence to work. So any change on the longer-term conversion strategy or how you’re thinking about it would be great?

Hans Vestberg^ Let me start, and I will pass it over to Sampath to dig in a little bit to the convergence. On the regulatory, I mean, we think this deal is great for the customers and the consumers that’s going to be addressed there. We’re going to have enhanced offerings. We’re going to bring the whole Verizon behind it with the optionality. However, I mean, there is a process that has gone through. And of course, we have done it before. It’s going to be different states and other agencies that we’re going to do with.

So your guess is equally good as ours. We plan for this, as we communicate right now, 18 months. But of course, we will do everything to see that we can do this faster.

On the convergence, the only thing I want to say before I hand it over to Sampath, we don’t have any change in how we view convergence. We think it’s two great products that should not be discounted in order to sell them both, the wireless and broadband are essential today. What we can do is, of course, we can add a lot of scale on top of it and see that our customer gets that benefit.

Sampath?

Sowmyanarayan Sampath^ Thank you, Hans. When we do convergence the way Verizon likes it, it tends to be revenue and EBITDA accretive to us. A lot of that relies on the fact that we see a 50% reduction in mobility churn when we bring the two products together in front of the customer and a 40% reduction in fiber churn when we do that. That translates into accretion, both on revenue and EBITDA, immediately.

The process for us is to bring it into the Verizon flywheel. We had myPlan launch last year, which is a platform where we have the best connectivity products and then perks on top of that and other services that we add on top of that through digital, through our stores, through our call centers. That is the flywheel that we’ve built, and the Frontier base post-closing will come right into that base, and we will drive increased penetration from what they have today.

Sebastiano^ Tony, a quick follow-up. Any, but I mean, I would imagine there’s probably some CapEx or procurement savings as well from a synergy perspective. Any color there?

Anthony Skiadas^ Yes. There’s nothing in there from a CapEx perspective at this point. So the $500 million is just literally OpEx synergies at this point.

Operator^ Bryan Kraft, Deutsche Bank.

Bryan Kraft^ I guess I just wanted to ask what this means from a broader strategy around fiber. And I don’t mean to ask the question in quite this way, but I don’t know how else to do it, but could you envision additional acquisitions of fiber broadband operators? Is the goal here to continue to gain scale in this area?

And then secondly, for Tony, can you just give us a sense for what the integration and the cost to achieve might look like?

Hans Vestberg^ Thank you. On the first question, when it comes to our fiber footprint as we close this one, I think the scale and the distribution we will have at that moment of close is going to be really good. And I think we’re going to be very satisfied with that asset. So right now, we’re, number one, focused on continuing to execute on our day-to-day operations here and constantly improve the business we have, both in Verizon Business Group and in the Consumer Group. And then when we close this, I think we’re going to be very happy with the assets we have, and we can address a totally bigger market, which is going to be good for a long-term sustainable growth of the overall company. So the short for it is, we’re happy with these assets.

Anthony Skiadas^ And then, Brian, just on the integration cost, typically and historically, how we handle this is we’ll share the integration costs and disclose them as we go, and that will be something we will provide transparency on as we get closer and closer to closing the deal.

Operator^ Frank Louthan, Raymond James.

Frank Louthan^ Great. Just a follow-up on the last question. Given the synergies there, it seems a pretty good deal to pursue more of these types of acquisitions. From a balance sheet perspective, where would you be comfortable if there were other assets for sale? And then secondly, on the integration, one of the challenges for these were systems. How much of those overall (sic) [company correction: systems] systems’ completely off? And how challenging will it be to get back on your systems from those assets to put it back on?

Hans Vestberg^ Thank you. I will ask Joe to comment a little bit on the systems. On the first one, you’re right. The economics of this deal is really good for us. I mean, as Tony said, accretive on growth of both EBITDA and revenue as we close. But also, we’re adding 0.2 to 0.3 of the leverage the day of closing. And remember, we have time now to pay down debt until this is done.

So yes, it’s good there, but that doesn’t change sort of if we’re going to do more M&A or not. We are happy with this right now, and this is a really good asset we have. I’ve said it so many times, we are sort of in the third phase here, after done a lot of changes in the company, the go-to-market, the structure, and then selling and buying assets. Now we add these to the current strategy. So I feel this is much more of an integration to the current core strategy of the company. And I feel really good about the team’s work that they have been doing to come up to this decision.

Joe?

Joseph Russo^ Thanks, Hans. So as we look at the integration post close of systems, we, after 20 years of leading in Fios have some really industry-leading customer experience metrics across how we operate the network, how we interface with customers, how we dispatch, et cetera. So our expectation is that we’ll leverage the power of the Verizon systems and processes post close to bring to bear those benefits to customers in the Frontier footprint. That will take a little bit of time, but we expect to leverage the best of both what Frontier has done and what Verizon has done over the past 20 years on Fios.

Operator^ Craig Moffett, MoffettNathanson.

Craig Moffett^ I wonder if you could just talk about how this changes your strategy in wireless in the areas where you don’t have access to fiber. And if you kind of envision a world where it seems like not just you, but also your wireless peers are moving toward more of a converged strategy. Does that kind of lead to a world where each of you has a relatively sort of small sets of islands where you’re competitively advantaged, but that you are, therefore, competitively disadvantaged in other parts of the country?

Hans Vestberg^ I wouldn’t describe this as small islands. We have a fantastic wireless footprint across the nation, number one with distribution. We are now adding to the fiber footprint and, of course, fixed wireless access, covering more than 60 million homes right now. As I said before, our strategy with the C-Band deployment has always been mobility first and then adding on to fixed wireless access as an opportunity on the same equipment to get the best owners economics. So we actually put the same radio base station, we have three business cases, which is very unique, and that’s why this is such a great business together with the fiber we’re now adding.

But maybe Sampath wants to add something to it. Sampath?

Sowmyanarayan Sampath^ By 2026, Craig, we’ll have 30 million (sic) [company correction: 27 million to 28 million] homes of fiber that we pass. And right now, we are a little north of 60 million homes of FWA. So when you put those two footprints together, we’ll probably have one of the largest broadband footprints available in the space. And two is both of those are owners economics, a.k.a., we control the underlying network ourselves. So when you put a converged solution together or a mobile plus home, one, we want it to be revenue and EBITDA accretive; two, we want to have owner’s economics on both the networks. This basically puts us as the number one mobility player in the market and we’ll be amongst the top broadband players when the deal closes. So this puts us in a very strong position, together with FWA and the fiber piece.

The last one is the value of myHome offering. We have a base offer with base connectivity. And on top of that, we are able to bring perks and then some other services. It really builds the book of business with our customers and it deepens our relationship with our customers that helps with churn. When you put the two products together, as I said, you see a 50% reduction in mobility churn and a 40% reduction in fiber churn. We have slightly smaller numbers, but similar numbers on the FWA side as well. So that makes for a really strong economics with a very large base of broadband that we offer.

Brady Connor^ Brad, we have time for one last question.

Operator^ Tim Horan, Oppenheimer.

Timothy Horan^ Can you give us the number of total homes or POPs passed now with wireline infrastructure for both companies, both copper and fiber? And you’re basically on a 2.5 million fiber home build per year. I mean, post transaction, what would close that to kind of go up or down?

Sowmyanarayan Sampath^ So Frontier is about 15 million based on what we understand today, and then you add that to what we have in play, which is about 30 million.

Timothy Horan^ Got it. And what would cause the trajectory of builds to change? I mean, would more subsidies accelerate or keep it at that pace? Or just any more color around that.

Sowmyanarayan Sampath^ Yes. So Frontier said that they’re on pace to do 10 million. So they’re going to continue with their build plan. And obviously, as Hans mentioned earlier, we’re doing 400,000 to 500,000 on Fios, and we’ll come back to you with the next steps on broadband real soon.

Anthony Skiadas^ Yes. Perfect, Tim. Brad, that’s all the time we have today.

Brady Connor^ This concludes the conference call for today. Thank you for your participation and for using Verizon Conference Services. You may now disconnect.

Forward-Looking Statements

In this communication, we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see our and Frontier’s most recent annual and quarterly reports and other filings filed with the SEC.

Factors which could have an adverse effect on our operations and future prospects include, but are not limited to, the following: risks relating to the proposed transactions, including in respect of the ability to obtain required regulatory approvals and approval by Frontier’s stockholders, and the satisfaction of other closing conditions on a timely basis or at all; unanticipated difficulties and/or expenditures relating to the proposed transactions and any related financing; uncertainties as to the timing of the completion of the proposed transactions; litigation relating to the proposed transactions; the impact of the proposed transactions on each company’s business operations (including the threatened or actual loss of subscribers, employees or suppliers); the inability to obtain, or delays in obtaining cost savings and synergies from the proposed transactions; incurrence of unexpected costs and expenses in connection with the proposed transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which Frontier’s business is subject, including those risks set forth in Part I, Item 1A of Frontier’s most recent Annual Report on Form 10-K and its periodic reports filed with the SEC, could adversely affect the proposed transactions and, following the completion of the proposed transactions, our operations and future prospects.

Important Additional Information and Where to Find It

In connection with the proposed transactions, Frontier intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, the definitive version of which will be sent or provided to Frontier stockholders. Verizon or Frontier may also file other documents with the SEC regarding the proposed transactions.

This document is not a substitute for the Proxy Statement or any other relevant document which Frontier may file with the SEC. Promptly after filing its definitive Proxy Statement with the SEC, Frontier will mail or provide the definitive Proxy Statement and a proxy card to each Frontier stockholder entitled to vote at the meeting relating to the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (WHEN THEY ARE AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by Frontier or Verizon (when they are available) through the website maintained by the SEC at www.sec.gov, Frontier’s investor relations website at investor.frontier.com or Verizon’s investor relations website at verizon.com/about/investors.

Participants in the Solicitation

Verizon may be deemed to be a “participant” in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in Frontier’s definitive Proxy Statement relating to the proposed transactions when it is filed by Frontier with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.